Exhibit 15.5

April 15, 2015

Mecox Lane Limited

Room 302, QiLai Building, No. 889 Yishan Road

People’s Republic of China

Enclosed is our manually signed report relating to the use in Mecox Lane Limited’s (“Mecox Lane”) Annual Report on Form 20-F our report dated April 15, 2015, relating to the financial statements of Giosis Mecoxlane Ltd.

Our manually signed report serves to authorize the use of our name on our report in the electronic filing of Mecox Lane’s Annual Report on Form 20-F with the SEC.

Please provide us with an exact copy of the Annual Report on Form 20-F as electronically filed with the SEC.

Very truly yours,

/s/ Samil PricewaterhouseCoopers

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-175359) of Mecox Lane Limited of our report dated April 15, 2015, relating to the financial statements of Giosis Mecoxlane Ltd., which appears in Mecox Lane Limited’s Annual Report on Form 20-F for the year ended December 31, 2014.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

April 15, 2015